EXHIBIT 99.2

PRESS RELEASE
FOR IMMEDIATE RELEASE

Contact:        Kimberly DeBra                                   November 7, 2022
EVP/Chief Communications Officer
First Northern Community Bancorp
& First Northern Bank
P.O. Box 547
Dixon, California
(707) 678-3041

First Northern Community Bancorp Announces
Agreement to Acquire Three Columbia Bank Branches

Dixon, California—First Northern Community Bancorp (the “Company”, OTCQB: FNRN), holding company for First Northern Bank (“First Northern” or the “Bank”), today announced the signing of a purchase and assumption agreement to acquire three Columbia Bank branches in the North Valley.  The branches are located in Willows, Orland and Colusa, California.

“These offices and the communities that they serve, are a strong fit for First Northern Bank’s brand of banking,” explained Jeremiah Smith, Senior Executive Vice President/Chief Operating Officer.  “We are excited to welcome the clients and employees of these fine communities to the First Northern Bank family.”

The transaction is subject to the receipt of regulatory approvals, as well as other customary closing conditions, and is expected to be finalized in the first quarter of 2023.

Panoramic Capital Advisors, Inc. is serving as financial advisor and Pillsbury, Winthrop, Shaw & Pittman, LLP is serving as legal counsel to First Northern.  Keefe, Bruyette & Woods, A Stifel Company, is serving as financial advisor and Sullivan & Cromwell, LLP is serving as legal counsel to Columbia.

About First Northern Bank
First Northern Bank is an independent community bank that specializes in relationship banking. The Bank, headquartered in Solano County since 1910, currently serves Solano, Yolo, Sacramento, Placer, and Contra Costa Counties, as well as the west slope of El Dorado County. Experts are available in small-business, commercial, real estate and agribusiness lending, as well as mortgage loans. The Bank is an SBA Preferred Lender. Non-FDIC insured Investment and Brokerage Services are available at every branch location, including Dixon, Davis, West Sacramento, Fairfield, Vacaville, Winters, Woodland, Sacramento, Roseville, Auburn and Rancho Cordova. The Bank also has a commercial lending office in Walnut Creek. Real estate mortgage and small-business loan officers are available by appointment in any of the Bank’s 11 branches. First Northern is rated as a
Veribanc “Blue Ribbon” Bank and a “5-Star Superior” Bank by Bauer Financial for the earnings period ended September 30, 2022 (veribanc.com) and (bauerfinancial.com). The Bank can be found on the Web at thatsmybank.com, on Facebook and on LinkedIn.

About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. (NASDAQ: COLB) is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with offices in Washington, Oregon, California, Idaho and Utah. The bank has been named one of Puget Sound Business Journal's "Washington's Best Workplaces," more than 10 times. Columbia was named on the Forbes 2022 list of "America's Best Banks" marking 11 consecutive years on the publication's list of top financial institutions. More information about Columbia can be found on its website at www.columbiabank.com.

Forward-Looking Statement Safe Harbor

This communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include but are not limited to statements about expectations regarding the timing of the closing of the transaction and related systems conversion, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: the possibility that the transaction does not close when expected or at all because required regulatory approvals and other conditions to closing are not received or satisfied on a timely basis or at all; the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement; and the Bank’s ability to promptly and effectively integrate the branches to be acquired. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. All forward-looking statements speak only as of the date they are made and are based on information available at that time. The Company assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

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